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                                                               EXHIBIT 10.1.20



                                  [TELXON LOGO]


                                 August 30, 1999



Mr. R. Dave Garwood
c/o R.D. Garwood, Inc.
111 Village Parkway, Building 2
Marietta, Georgia  30067

         Re:  Agreement for MRP - II Consulting Services

Dear Dave:

         This letter (this "Agreement") sets forth the terms under which Telxon Corporation ("Telxon" or the "Company") has retained you ("you" or "Consultant") as an independent contractor to render consulting services to Telxon consisting of guidance to management in planning for, the training of Telxon employees for, and participation in and oversight of, the implementation of the MRP - II business process at Telxon (the "Project"). We appreciate your willingness, in recognition of the importance and timeliness of MRP - II to the organization, to begin working with the Company on the Project commencing with the initial planning meetings held on May 25-26, 1999 and have continued to do so with all due diligence while we negotiated the nature and terms of the compensation you are to receive for the Project. I am pleased to confirm by this letter agreement (the "Agreement") that management's engagement of you for the Project was ratified, and your compensation as agreed between you and management during our teleconference of August 23, 1999 and set forth in this letter was authorized and approved, by our Board of Directors at their meeting today. The terms and conditions of this Agreement shall apply to and govern all the work you have already performed on the Project and will provide through the completion of the initial implementation of the Project, in which implementation we expect and you agree to provide your services through June 1, 2000.

         We understand that the MRP - II implementation process, while a dynamic one, can be divided into two phases. Initially, your involvement in the implementation will be planning and training intensive, and following your conduct of an initial series of training classes for necessary key employees, will culminate in a full SOP meeting, presently planned for mid-September 1999 ("Phase I"). Following the initial full SOP meeting, we expect that, though additional training classes may be required, your role for the balance of



 TELXON CORPORATION/3330 West Market Street/P.O. Box 5582/Akron, Ohio 44334-0582
            330.664.1000/800.800.8001/Fax 330.664.2220/www.telxon.com


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R. Dave Garwood
August 30, 1999
Page 2


the Project through June 1, 2000 will be primarily one of guidance, troubleshooting and oversight ("Phase II"). Each of Phases I and II represent approximately one-half of your services to be rendered under this Agreement.

         In consideration of and as the fee for the consulting services you provide to Telxon with respect to the Project, Consultant shall, as provided in and subject to the terms of, this Agreement, receive 20,197 shares of Telxon Common Stock (the "Shares"), representing the number of shares which we agreed on August 23, 1999, subject to Telxon Board approval, would cover the agreed $154,000 dollar value of your Project services based on the average closing price per share of Common Stock on The Nasdaq National Market Tier of The Nasdaq Stock Market for the ten trading days prior to that date. As part of your consulting fee in connection with the issuance of the Shares to you, Telxon agrees to pay on your behalf the $201.97 aggregate par value for the Shares to fulfill applicable corporate law requirements. In addition to the foregoing consulting fee, Telxon shall pay or reimburse Consultant for your reasonable travel expenses incurred in connection with providing Project services at Company locations and such other significant out-of-pocket expenses as it may specifically approve in advance and in writing. Consultant shall otherwise be responsible for all out-of-pocket expenses incidental to the performance of the consulting services. While Consultant shall personally perform all material Project services, you may, subject to the confidentiality and other requirements of this Agreement, utilize the assistance of such other persons as you may reasonably deem appropriate ("Assistants") and shall be solely responsible for the conduct, performance, remuneration (including, but not limited to, any related taxes or unemployment or workers compensation insurance or similar amounts) and expenses (other than travel and other out-of-pocket expenses incidental to the performance of Project services, which shall be reimbursed by Telxon on the same terms as those of Consultant himself as provided above) of any such persons.

         The Shares will be issued to you subject to forfeiture in the event that you do not perform the services required of you with respect to the Project in accordance with the terms of this Agreement. Such risk of forfeiture shall apply to the Shares from their issuance through, in the case of the first 10,098 of the Shares, the completion of Phase I, and in the case of the remaining 10,099 of the Shares, the completion of Phase II. The period during which the respective portions of the Shares are subject to forfeiture shall constitute the "Restricted Period" with respect to those Shares. During the applicable Restricted Period, that portion of the Shares may not be sold, assigned, exchanged, transferred, pledged, hypothecated or otherwise disposed of or encumbered. Upon the completion of the applicable Phase of the Project, the Restricted Period with respect to the subject portion of the Shares shall terminate, and the Company's right of forfeiture shall lapse as to those Shares. Pending the vesting of the Shares upon the lapse of the risk of forfeiture applicable thereto and subject during such period to the transfer and other restrictions and conditions imposed by the terms of this Agreement, Consultant shall have full voting and all other rights of a stockholder with respect to the Shares (including, without limitation, full rights to any stock split or in any merger or other event affecting the rights of the holders of the Company's Common Stock generally) except that Consultant shall not be entitled to receive any dividends (other than dividends payable in stock or other property other than cash, which non-cash dividends Consultant shall be entitled to receive but shall be subject to the same restrictions as, and for the same period for which such restrictions, are applicable to the Shares with respect to which the same is distributed to Consultant with the same force and effect as if the non-cash dividend so distributed were Shares)

 TELXON CORPORATION/3330 West Market Street/P.O. Box 5582/Akron, Ohio 44334-0582
            330.664.1000/800.800.8001/Fax 330.664.2220/www.telxon.com

R. Dave Garwood
August 30, 1999
Page 3



declared upon Telxon Common Stock for payment to holders of record thereof as of any date occurring within the applicable Restricted Period.

         The Company will cause one or more stock certificates to be issued in the name of Consultant as registered owner. Each such certificate shall be legended as follows:

         (i) All certificates representing the Shares shall also bear the following legend:

                  "THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (A) THE SAME SHALL FIRST HAVE BEEN REGISTERED OR RECEIVED SUCH OTHER REGULATORY APPROVAL OR BEEN DESCRIBED IN ANY SUCH REGULATORY FILING AS MAY BE REQUIRED UNDER APPLICABLE LAW OR (B) THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT AN EXEMPTION FROM SUCH REGISTRATION OR OTHER REGULATORY REQUIREMENT IS AVAILABLE WITH RESPECT TO SUCH TRANSACTION."

         (ii) Until the expiration of the applicable Restricted Period, all certificates representing the relevant portion of the Shares shall also bear the following legend evidencing the risk of forfeiture and transfer restrictions to which those Shares are subject during such Restricted Period:

                  "TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF COMMON STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF A LETTER AGREEMENT, DATED AUGUST 30, 1999, ENTERED INTO BETWEEN THE REGISTERED OWNER AND TELXON CORPORATION. COPIES OF SUCH AGREEMENT ARE ON FILE AT THE OFFICES OF TELXON CORPORATION, 3330 WEST MARKET STREET, AKRON, OHIO 44333. THE RESTRICTED PERIOD DURING WHICH THESE SHARES ARE SUBJECT TO CERTAIN VESTING CONDITIONS AND TRANSFER RESTRICTIONS UNDER SUCH AGREEMENT EXPIRES UPON THE COMPLETION OF PHASE __ OF THE PROJECT DESCRIBED IN SAID AGREEMENT."

         Each certificate evidencing the Shares shall be deposited with the Company, together with such stock powers in blank as may be requested of Consultant by the Company at any time prior to the lapse of the applicable Restricted Period (which Consultant agrees to execute and deliver upon such request). In the event of any forfeiture of Shares prior to the expiration of the applicable Restricted Period, and if required in order to effect any such forfeiture, the stock powers so delivered by Consultant may be used in processing the same. Upon the expiration of the applicable Restricted Period without forfeiture of the affected Shares, the restrictions imposed by the fourth paragraph of this Agreement shall lapse with respect to the affected Shares, and upon Consultant's request, the legend set forth in subparagraph (ii) of the immediately preceding paragraph shall, to the extent no longer applicable, be removed from the certificate(s) representing such Shares, and Telxon shall deliver to Consultant the replacement certificate(s) for such Shares, together with any stock power relating to the replaced certificate(s) (unless required to be used in processing the issuance of the replacement certificate(s)).

 TELXON CORPORATION/3330 West Market Street/P.O. Box 5582/Akron, Ohio 44334-0582
            330.664.1000/800.800.8001/Fax 330.664.2220/www.telxon.com


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R. Dave Garwood
August 30, 1999
Page 4


         Consultant makes the following representations, warranties, acknowledgements and agreements to Telxon with respect to his agreement to accept the Shares in payment of his consulting fee with respect to the Project:

                  (1) Consultant understands that the Shares have not been registered, and that Telxon is under no obligation to register, and has not made any assurances to Consultant regarding the registration of, the Shares, under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and that the Shares are being offered and sold pursuant to exemptions from registration contained in the Securities Act and applicable state securities laws based in part upon your representations contained in this and the following subparagraphs 2 through 5;

                  (2) Consultant has had the opportunity to his satisfaction to ask question of and receive answers from Telxon management regarding Telxon's business, assets, financial condition, prospects and affairs;

                  (3) Consultant is an "accredited investor" as such term is defined in Rule 501 under the Securities Act, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of his investment in the Shares and of protecting his interests in connection with such investment;

                  (4) Consultant is not aware of the publication of any advertisement in connection with the Shares to be issued as contemplated by this Agreement;

                  (5) Consultant is acquiring the Shares for his own account for investment only, and not with a view toward their distribution, can bear a total loss of the investment without materially impairing his financial condition, and can bear the economic risk of the investment indefinitely unless and until, and cannot resell the Shares unless and until, the Shares are registered under the Securities Act and/or applicable state securities laws or an exemption from such registration is available (Consultant understanding that the certificate(s) evidencing the Shares will be legended regarding the absence of and necessity for such registration and that there is no assurance that any registration exemption will be available or that, if available, such exemption will allow Consultant to transfer all or any portion of the Shares he may subsequently desire to transfer).

         In connection with Consultant providing services under this Agreement, Consultant will have access to certain non-public, proprietary, confidential information concerning the business, operations, financial condition, and affairs of Telxon and its subsidiaries and affiliates (collectively, the "Confidential Information"). Consultant acknowledges and agrees that (i) all Confidential Information, and (ii) any and all written and oral analyses, studies, strategies and advice, as well as any and all reports, surveys, letters or other documents, provided or prepared by Consultant to or for Telxon (the "Work Product"), are Telxon's property and constitute trade secrets and proprietary information of Telxon, provided that Telxon hereby acknowledges and agrees that to the extent the Work Product contains or reflects matters of Consultant's general expertise, such matters shall be and remain information of Consultant which Consultant may use

 TELXON CORPORATION/3330 West Market Street/P.O. Box 5582/Akron, Ohio 44334-0582
            330.664.1000/800.800.8001/Fax 330.664.2220/www.telxon.com


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R. Dave Garwood
August 30, 1999
Page 5


for his own benefit or to benefit others in the ordinary and customary rendering of consulting services in accordance with generally observed professional standards. In order to protect Telxon's proprietary interest in such Confidential Information and Work Product, Consultant agrees that his access to and receipt of Confidential Information and preparation, dissemination and use of Work Product is subject to, and that he shall be bound by, the obligations of a "Recipient" set forth in the non-disclosure agreement attached as Exhibit A to this Agreement and incorporated by this reference as terms of this Agreement and that, prior to affording any Assistant access to the same, he will require each such person to sign a non-disclosure agreement substantially in the form of Exhibit A.

         In connection with the performance of Consultant's obligations hereunder, Consultant shall, and shall ensure that any Assistants, act in accordance with standards of ethical business conduct and regarding insider trading no less stringent than those required by Telxon from time to time of its management or other personnel generally with respect to such matters, copies of the current form of Telxon's "Statement of Corporate Ethics" and "Insider Trading Policy" being attached to this Agreement as Exhibits B and C, respectively, and, as the same may be modified from time to time, incorporated by this reference as terms of this Agreement. Consultant shall require each Assistant who may be utilized in connection with the Project to agree in writing to be bound by and observe Telxon's "Statement of Corporate Ethics" and "Insider Trading Policy".

         This Agreement is subject to termination by Telxon for "Cause" at any time. In the event of such a termination, Telxon's obligation to compensate Consultant in accordance with this Agreement shall cease in accordance with the vesting provisions applicable to the Shares, except for any and all amounts vested up to and including the date of such termination. "Cause" shall mean any material dishonesty, willful misconduct, or act of bad faith (termination on any of the foregoing grounds being effective immediately upon the giving of written notice thereof by Telxon to Consultant), or, if the same shall remain uncured thirty (30) days after written notice thereof given by Telxon to Consultant, any material breach (other than Consultant's failure to perform services hereunder due to his death or disability) of this Agreement by Consultant or any Assistant.

         Telxon shall also have the right terminate this Agreement for other than Cause (which may include for Consultant's inability to perform services hereunder due to his becoming disabled or an election to terminate made following a change in Telxon's senior management or a change in control of Telxon), effective upon thirty (30) days prior written notice to Consultant. Furthermore, this Agreement shall terminate immediately upon Consultant's death. In the event of termination by reason of Consultant's death or his becoming disabled so as to be unable substantially to perform the services contemplated hereby, the vesting of that portion of the Shares (rounded up to the next whole share) scheduled to vest during the Restricted Period during which the date of death or the effective date of the termination for disability occurs which is allocable, based on the number of days elapsed, to the portion of the Restricted Period from, in the case of the Restricted Period ending upon the completion of Phase I, May 25, 1999 through and including the date of death or effective termination date, or in the case of the Restricted Period ending upon the completion of Phase II, the date of the completion of Phase I through and including the date of death or effective termination date, shall be automatically accelerated such that Consultant or his estate shall be entitled to retain such accelerated portion of the Shares effective as of and from and after the date

 TELXON CORPORATION/3330 West Market Street/P.O. Box 5582/Akron, Ohio 44334-0582
            330.664.1000/800.800.8001/Fax 330.664.2220/www.telxon.com


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R. Dave Garwood
August 30, 1999
Page 6



of death or effective termination date without and free of any continuing risk of forfeiture to Telxon, but all other Shares not theretofore vested shall be forfeited to Telxon.

         In the event of any termination by Telxon for other than Cause other than with respect to Consultant's disability as provided for in the preceding sentence, or Telxon in any manner otherwise does not allow Consultant the opportunity to complete his services hereunder in accordance with the terms hereof and Consultant is ready, willing and able to so perform (any such loss of opportunity being deemed and given effect for purposes hereof as a termination by Telxon for other than Cause), the vesting of all Shares which are not vested in accordance with the original schedule therefor as of the effective date of such termination shall be automatically accelerated such that Consultant shall be entitled to retain all of the Shares (without regard to any time as may then remain under the original vesting schedule) effective as of and from and after such date without and free of any continuing risk of forfeiture to Telxon.

         Except for Consultant's obligation to perform requested services and Telxon's obligation to pay consulting fees, which shall cease upon the expiration or any earlier termination of this Agreement subject to Consultant's right to receive all vested Shares, including any portion of the Shares the vesting of which is accelerated upon any termination of this Agreement, all of the parties' respective rights and obligations under this Agreement shall survive such expiration or termination.

         Any notice given by Telxon to Consultant with respect to this Agreement shall be deemed to be given if delivered to Consultant in person, if sent to Consultant by certified mail, postage prepaid, return receipt requested or by recognized express courier service for next or second business day delivery charges prepaid or charged to sender, at his address last shown on the records of Telxon, and any notice given by Consultant to Telxon shall be deemed to be given if delivered in person or by mail or courier service as aforesaid, addressed to Telxon's Chief Executive Officer at Telxon's principal executive office, unless Consultant or Telxon shall have duly notified the other parties in writing of a change of address. If sent by mail or courier service, notice shall be deemed to have been given when deposited in the mail or with the courier service as set forth above

         Consultant is an independent contractor to Telxon, and nothing herein shall be deemed to cause this Agreement to create an agency, partnership or joint venture between the parties. Nothing in this Agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between Telxon and either Consultant or any Assistant. No Assistant, nor any person or entity claiming by, through or under any such person, shall be a third-party beneficiary of or under the terms of this Agreement.

         Consultant agrees to indemnify and hold harmless Telxon's officers, directors, employees, and agents, and the administrators of Telxon's benefit plans from and against any claims, liabilities, or expenses relating to any loss, liability or expense proximately resulting from any breach of this Agreement or any Exhibit hereto by Consultant or any Assistant, provided that Telxon shall promptly notify Consultant of each such matter when and as it comes to Telxon's attention and not settle or otherwise dispose of such matter in any manner which results in any financial or other obligation on the part of Consultant without Consultant's prior written consent, such consent not to be unreasonably withheld.

 TELXON CORPORATION/3330 West Market Street/P.O. Box 5582/Akron, Ohio 44334-0582
            330.664.1000/800.800.8001/Fax 330.664.2220/www.telxon.com


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R. Dave Garwood
August 30, 1999
Page 7



         This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior discussions and agreements between the parties with respect to such subject matter. This Agreement shall be governed by the laws of the State of Ohio without regard to principles of conflict of laws. All actions brought by you or Telxon in connection with this Agreement shall be brought in the courts, state or federal, sitting in Cuyahoga or Summit County, Ohio, and you and Telxon each hereby submit to the jurisdiction of such courts and agree not to raise the issue of improper venue or forum non conveniens in any such proceeding.

         This Agreement may not be assigned or otherwise transferred by Consultant without the prior written consent of Telxon's Chief Executive Officer or Chief Operating Officer and may be amended only by a written document executed by one of the foregoing Telxon officers and by Consultant.

         Please sign the two counterparts of this letter agreement to acknowledge your obligation to abide by its terms and conditions, and return one of the fully executed counterparts to the undersigned.

                                             Sincerely,

                                             TELXON CORPORATION



                                             By: /s/ John W. Paxton, Sr.
                                                ----------------------------
                                                 John W. Paxton, Sr.
                                                 Chairman of the Board and
                                                   Chief Executive Officer



ACKNOWLEDGED AND AGREED as of the date above:



/s/ R. Dave Garwood
------------------------------
R. Dave Garwood ("Consultant")